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                                                                    EXHIBIT 99.1

             COLE NATIONAL ANNOUNCES PARTIAL THIRD QUARTER RESULTS

      HISTORICAL FINANCIAL STATEMENTS TO BE RESTATED - NO CASH FLOW IMPACT

                        VISION SAME STORE SALES INCREASE


     Cleveland, Ohio, Nov. 26, 2002 -- Cole National Corporation (NYSE: CNJ) today announced that it will restate its historical financial statements as a result of a change in the Company's accounting treatment for the timing of the recognition of revenues earned on the sale of optical warranties. Since customers pay for the warranties at the time of sale, the changes resulting from the restatement are expected to have no impact on the Company's cash flow in any period.

     Customers purchasing eyeglasses are offered the option of buying a warranty for up to two years, paying in full for the warranty at the time of sale. In most states, the warranties involve third-party insurance arrangements. Based on its review of its accounting methodology with its prior independent public accountants, Arthur Andersen LLP, and the advice it received at the time, the Company believed that recognizing the revenue at the time of sale was appropriate. Arthur Andersen served as the Company's independent public accountants for many years, and always issued unqualified opinions on the Company's annual financial statements.

     The Company's management, upon the advice of its new auditors, Deloitte & Touche LLP, has determined that the up-front payment should be recognized over the warranty period. This will result in a material change in the timing of recognition of the revenue and operating profits associated with these sales, and material changes in current and prior balance sheets relating to deferred revenue and shareholders' equity. The Company currently estimates that applying the new accounting treatment would have reduced earnings per share for the 26-week period ended August 3, 2002 by between $.05 and $.10.

     Jeffrey Cole, Chairman and Chief Executive Officer, commented, "Our company has always followed the highest ethical standards. We believed that the accounting methodology followed was appropriate, but working with our new auditors, we will complete the restatement as quickly as possible. Although we cannot fully predict the impact of the restatement, our core vision business is strong, and our financial condition is solid."

     Until the restatements are completed, the Company cautions that its historical financial statements should not be relied upon. The Company will delay the filing of its Form 10-Q for the third quarter of 2002 and currently anticipates that the required restatements will be available no later than the time the Company files its Form 10-K for its fiscal year ending February 1, 2003. In order to provide five years of comparative financial information, the Company currently plans

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to restate its financial results beginning with its 1998 fiscal year. The current fiscal year and two prior fiscal years will be audited by Deloitte & Touche LLP.

     The Company immediately received a waiver through December 31, 2002 from its bank lenders and anticipates concluding an amendment, prior to that time, to its Credit Agreement reflecting the current situation.


     THIRD QUARTER AND YEAR TO DATE

     Larry Pollock, President and Chief Operating Officer, commented, "While we are unable to provide complete financial information concerning our current period results, we want to provide the information that we can concerning our performance and trends. We believe that the numbers we discuss below, which exclude warranty revenues, are reliable.

     "Our vision business performed well in the third quarter, even though the economy remained weak. Comparable store sales for Cole Licensed Brands increased by 6.1% in the third quarter, and 4.9% for the nine months ended November 2, 2002. For the third quarter, comparable store sales increased 4.8% at Sears Optical, 24.7% at Target Optical, and 3.4% at BJ's Optical. Same store sales in the third quarter were driven by an increase in the number of transactions and an increase in spectacle average retail. The key items merchandise strategy introduced earlier this year at Sears Optical was a particularly important contributor to our results. Premium products such as drill mount rimless frames, flexible metal frames, and magnetic clips are displayed on special fixtures that highlight their features and benefits to the customers. Given this success, we intend to introduce the key items strategy and the new fixtures to our 80 Sears Optical stores in Canada and our 126 BJ's Optical stores.

     "The 100 Sears Optical stores that are within the six Focus Markets we established at the beginning of 2002 again performed even better than the rest of the chain, generating a same store sales increase of 14.5% in the third quarter. The higher sales increases in these Focus Markets are the result of improved merchandising, intensified sales training, and the use of television advertising. To build on the program's impressive success, we plan to more than double Sears Optical's Focus Market program next year.

     "Comparable store sales for Pearle Vision company-owned stores increased by 2.3% for the third quarter, and 5.1% for the nine months ending November 2, 2002. Comparable store sales for Pearle franchised stores decreased by 1.8% in the third quarter, and increased by 1.6% for the nine months ending November 2, 2002. Pearle Vision's gross margin declined in the third quarter compared to the same quarter of the prior year. Pearle's gross margin continued to be affected by a larger percentage of sales to franchisees, which carry a lower gross margin but offer other benefits to the Pearle brand, including a more uniform merchandise assortment and consistent brand image. Higher manufacturing costs in Pearle Vision's central lab also impacted gross margin.

     "We have a number of initiatives underway to increase sales at Pearle. GE Credit Corporation has developed a new Pearle Vision Credit Card that we plan to introduce to our customers in early December. Depending on the amount of the purchase, customers using the card can take advantage of no payments for 90 days or six months. We are also testing new, more aggressive marketing programs.

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     "To help strengthen the performance of Pearle Vision's franchisees, we initiated a Franchise Focus Store program during the third quarter. Its goal is to demonstrate to our franchisees that best practices from all Pearle Vision locations can be implemented successfully in a small group of franchise stores and then adopted by a larger group of franchisees. To participate in the Focus Store program, the franchisee must enhance the merchandise assortment, update in-store visuals, and participate in promotional and sales training programs. For the 21 stores in the Franchise Focus Store program, comparable store sales for September and October increased by more than 6% compared to the same two months last year. By contrast, the franchise stores not in this program experienced declines in comparable store sales during the same two-month period.

     "We hope to add more franchise stores to the Focus Store program in 2003. To help us attract new franchisees to the Pearle system and to help existing franchisees develop additional locations, we recently identified CIT Group and Comerica Bank as preferred providers of financing to Pearle franchisees. This financing will be provided to qualified franchisees in conjunction with a U.S. Small Business Administration program.

     "Cole Managed Vision continued to make progress during the third quarter. In addition to bringing in several significant new accounts, we successfully transitioned our first client to the new paperless 'Patriot' claims management system in September. We will finish testing this system by the end of the fourth quarter and expect to complete the transition of our customers to the new system in 2003.

     "Cole Managed Vision has become a significant contributor to the performance of the Company's vision segment. This contribution has been driven by the growth in funded vision care programs, improvement in loss ratios, and reduction in claims processing costs. Over time, Cole Managed Vision's business has evolved to incorporate more funded programs, under which the plan sponsor contributes to the cost of the participants' eye care."

     Mr. Pollock continued, "Things Remembered does not sell warranties to its customers. Compared to the third quarter of 2001, Things Remembered's third quarter results were negatively impacted by the weak economy, the challenging mall environment and higher operating costs. In the third quarter, the 133 stores in our Things Remembered Focus Store Program achieved an increase of 2.7% compared to a 1.4% decrease in comparable store sales chain wide. Chain wide comparable store sales declined by 1.9% in the nine-month period ending November 2, 2002. The average sale per transaction at all stores increased by 10.6%. Our key item program, introduced last year, continues to be very successful, accounting for almost 15% of Things Remembered's sales. In addition, Things Remembered's direct channel, which includes catalogs and the Internet, continued to grow and be profitable, although it still represents a relatively small portion of the overall business.

     "In preparation for the important holiday season, we are increasing the number of gifts in Things Remembered's key item program. We are also greatly expanding our direct mailing and e-mail programs. We began implementing weekend promotional events in mid-November and will continue running them through Christmas. We also expect Things Remembered's loyalty program, which now includes 287,500 people, to make a positive contribution to sales."


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     The Company further reported that its corporate expenses for the third quarter increased compared to the third quarter of the prior year, with executive severance costs contributing to this increase. Corporate expenses also increased for the nine-month period ended November 2, 2002. At the end of the third quarter, the Company maintained its liquidity and had lower levels of inventory in all its businesses as compared to last year.


     As previously disclosed, the Company is subject to costly litigation in California. The ultimate outcome of these two lawsuits cannot be predicted. One suit was brought by the California Attorney General, alleging certain violations relating to the operation of 24 Pearle Vision stores in the state. The other is a class action complaint against Things Remembered brought by two former store managers alleging violations of the state wage and hour laws.


     During the quarter, the Company provided a $4 million loan to U.S. Vision, Inc. as part of that company's management-led buyout. U.S. Vision is a large provider in Cole's Managed Vision's Preferred Provider Network. In a separate transaction, U.S. Vision agreed to make payments to the Company as a settlement for prior claims and future obligations relating to advertising and managed vision care utilization.


     Jeffrey Cole, Chairman and Chief Executive Officer, continued, "Our investment in Pearle Europe produced outstanding results in the third quarter of 2002. Cole National's share of Pearle Europe's net income almost quadrupled in the third quarter, increasing to $2.1 million from $.5 million last year. In addition to generating solid internal growth, Pearle Europe recently acquired the optical retail division of Instrumentarium Corporation. This acquisition adds 178 stores and four new countries -- Estonia, Finland, Russia and Sweden -- to Pearle Europe's existing locations, bringing the total to 1,145 stores in 11 countries.


     "I am excited about the future of our company. However, until the accounting restatement is completed, we will be limited in what we can say concerning our actual or future financial performance. I am confident that the integrity of our company and its management will enable us to move through this awkward period, and continue to build on the strategic platform that has helped make us a market leader in the optical business."


     CONFERENCE CALL INFORMATION


     Cole National's management will conduct a conference call today at 10:30 a.m. Eastern Time. Investors and interested parties may listen to the call via www.colenational.com and www.streetevents.com.


     ABOUT COLE NATIONAL


     Cole National Corporation's vision business, together with Pearle franchisees, has 2,178 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers to approximately 94 million members with multiple provider panels and 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 781 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,145 optical stores in Austria, Belgium, Estonia, Finland, Germany, Italy, the Netherlands, Poland, Portugal, Russia and Sweden.



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     FORWARD LOOKING STATEMENT

     The Company's expectations and beliefs concerning the future contained in this press release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors that can adversely affect the Company's operating results, liquidity and financial condition such as risks associated with completion of the accounting restatement, the timing and impact of the re-audit of prior periods, potential adverse consequences of the re-audit on the Company's credit facility and other financings, the timing and achievement of improvements in the operations of the optical business, the results of Things Remembered, which is highly dependent on the fourth quarter holiday season, the nature and extent of disruptions of the economy from terrorist activities and from governmental and consumer responses to such acts, the actual utilization of Cole Managed Vision funded eyewear programs, the success of new store openings and the rate at which new stores achieve profitability, the Company's ability to select, stock and price merchandise attractive to customers, success of systems development and integration, costs associated with litigation, the performance of Pearle Europe, competition in the optical industry, integration of acquired businesses, economic and weather factors affecting consumer spending, operating factors affecting customer satisfaction, including manufacturing quality of optical and engraved goods, the Company's relationships with host stores and franchisees, the mix of goods sold, pricing and other competitive factors, and the seasonality of the Company's business. The Company does not assume any obligation to update the forward looking statements in this press release.


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